EXHIBIT 23
                             ----------



                   CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-48361 and 33-48362) pertaining to the Stock Option Plan and Nonemployee Director Stock Option Plan of Action Industries, Inc. and in the related Prospectuses of our report dated October 14, 1996, with respect to the consolidated financial statements and financial statement schedule of Action Industries, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 1996.


ERNST & YOUNG LLP


Pittsburgh, Pennsylvania
October 18, 1996